Filed pursuant to Rule 424(b)(3)

File No. 333-276309

STEPSTONE PRIVATE CREDIT INCOME FUND (THE “FUND”)
Supplement Dated June 18, 2026
To
Prospectus Dated APRIL 30, 2026 (the “Prospectus”)

________________________________________________________

The Board of Trustees of the Fund has approved the conversion of Class D Shares to Class I Shares. Accordingly, as of July 21, 2026, Class D Shares will no longer be offered and, effective on or about August 1, 2026, all outstanding Class D Shares will be converted into Class I Shares.

* * *

PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS FOR FUTURE REFERENCE.